UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2016

MW Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-198668	47-2259704
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2110 Beechmont Avenue, Cincinnati, Ohio	45230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 231-7871

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 15, 2016, the stockholders of MW Bancorp, Inc. (the “Company”) approved the Company’s 2016 Equity Incentive Plan (the “2016 Plan”). The 2016 Plan authorizes the issuance or delivery to participants of up to 122,662 shares of the Company’s common stock pursuant to awards of incentive and non-qualified stock options, restricted stock, restricted stock units, dividend equivalent rights, and whole share awards. Employees and directors of the Company are eligible to receive awards under the 2016 Plan, except that non-employees may not be granted incentive stock options. The 2016 Plan will terminate on April 15, 2026, unless earlier terminated in accordance with the terms of the 2016 Plan. No awards have been made under the 2016 Plan.

A copy of the 2016 Plan is attached to this Form 8-K as Exhibit 10.1, and the foregoing description is qualified in its entirety by reference to the full text of the 2016 Plan.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held a special meeting of stockholders (the “Special Meeting”) on April 15, 2016 in Cincinnati, Ohio. At the Special Meeting, the Company’s stockholders approved and adopted the Company’s 2016 Equity Incentive Plan. A breakdown of the votes cast is set forth below:

For	Against	Abstain	Broker non-votes

504,756	45,472	11,850	314,085

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1	MW Bancorp, Inc. 2016 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MW BANCORP, INC.

Date: April 19, 2016	By:	/s/ Gregory P. Niesen
Gregory P. Niesen
President and Chief Executive Officer